UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2013

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On September 12, 2013, McEwen Mining Inc. (the “Company”) issued a shareholder communication announcing a community story about the installation of computers and wireless internet in a town near the El Gallo mine.  A copy of the September 12, 2013 shareholder communication is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibit.  The following exhibit is furnished with this report:

99.1                        Shareholder communication dated September 12, 2013.

Cautionary Statement

With the exception of historical matters, the matters discussed in the shareholder communication include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein.  Such forward-looking statements include, among others, statements regarding future exploration, development and production activities, and operating costs. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the United States Securities and Exchange Commission (“SEC”). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the shareholder communication, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: September 13, 2013	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and
Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

99.1	Shareholder communication dated September 12, 2013.